UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2022

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C
Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on June 27, 2022, at the annual general meeting (“Annual Meeting”) of Amarin Corporation plc (the “Company”), the Company’s shareholders approved an amendment to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) to increase the share reserve under the 2020 Plan by 10,000,000 ordinary shares or ADSs (as defined below), as the case may be (the “Shares”) and to increase the number of Shares that may be issued in the form of incentive stock options by 10,000,000 Shares (the “Plan Amendment”). The 2020 Plan was originally adopted by the Company’s board of directors on March 16, 2020 and approved by the Company’s shareholders at its 2020 annual general meeting.

The Company’s officers and directors are among the persons eligible to receive awards under the 2020 Plan in accordance with the terms and conditions thereunder. A detailed summary of the 2020 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 24, 2022 (as supplemented on June 17, 2022, (the “Proxy Statement”) under the caption “Proposal No. 7: Adoption of an Amendment to the Company’s 2020 Stock Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the 2020 Plan and the Plan Amendment, and the foregoing description of the Plan Amendment, are qualified in their entirety by reference to the full text of the 2020 Plan and the Plan Amendment, a copy of each of which is filed herewith as Exhibit 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its Annual Meeting on June 27, 2022. The matters set forth below were voted on and approved by the Company’s shareholders at the Annual Meeting. There were approximately 397,008,153 ordinary shares entitled to vote at the Annual Meeting, based on the May 4, 2022 record date, of which approximately 396,811,326 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one ordinary share. Of the ordinary shares entitled to vote, 278,856,794 shares, or approximately 70%, were present and voting in person or by proxy at the Annual Meeting. In accordance with the laws of England and Wales and the Company’s Articles of Association, a quorum for the transaction of business at the Annual Meeting was constituted by the presence, in person or by proxy, of at least two shareholders entitled to vote at the Annual Meeting and, consistent with Nasdaq listing rules, those two shareholders represented at least one-third of outstanding shares of voting stock as of May 4, 2022.

Detailed descriptions of the matters below and voting procedures applicable to these matters at the Annual Meeting are contained in the Proxy Statement. All matters were approved by a poll in accordance with the Company’s Articles of Association. The final results for the votes regarding each proposal are set forth below.

(1)	Ordinary resolution to re-elect Mr. Karim Mikhail as a director:

Votes For	Votes Against	Abstentions	Broker Non- Votes
92,806,878	37,056,881	54,858,311	94,134,724

(2)	Ordinary resolution to re-elect Mr. Per Wold-Olsen as a director:

Votes For	Votes Against	Abstentions	Broker Non- Votes
95,246,101	34,980,455	54,495,514	94,134,724

(3)	Ordinary resolution to re-elect Ms. Erin Enright as a director:

Votes For	Votes Against	Abstentions	Broker Non- Votes
93,984,896	35,945,247	54,791,927	94,134,724

(4)	Ordinary resolution to re-elect Mr. Alfonso Zulueta as a director:

Votes For	Votes Against	Abstentions	Broker Non- Votes
93,477,981	36,366,185	54,877,904	94,134,724

The terms of the following directors continued after the meeting: Mr. Jan Ven Heek, Mr. Patrick J. O’Sullivan, Dr. Lars G. Ekman and Ms. Kristine Peterson. As previously announced, Mr. Joseph Zakrzewski and Mr. David Stack retired from their roles as directors, effective June 27, 2022.

(5)	A non-binding advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non- Votes
85,564,198	45,523,022	53,634,850	94,134,724

(6)

An ordinary resolution to appoint Ernst & Young LLP as the Company’s U.S. independent registered public accounting firm for 2022 and U.K. statutory auditors under the Companies Act 2006 (to hold office until the conclusion of the next general meeting at which accounts are laid before the Company), and to authorize the Audit Committee to fix and determine the auditors’ remuneration:

Votes For	Votes Against	Abstentions	Broker Non- Votes
194,562,161	23,118,829	61,175,804	0

(7)	An ordinary resolution to adopt and approve the Plan Amendment:

Votes For	Votes Against	Abstentions	Broker Non Votes
85,428,533	46,707,944	52,585,593	94,134,724

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	The Amarin Corporation plc 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 14, 2020)

10.2	Amendment No. 1 to the Amarin Corporation plc 2020 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer